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                                                           EXHIBIT (10)(i)


                            THE LUBRIZOL CORPORATION
                          EXECUTIVE DEATH BENEFIT PLAN

     The Lubrizol Executive Death Benefit Plan (hereinafter referred to as the "Plan") shall provide death benefits to the designated beneficiaries of certain executives of The Lubrizol Corporation (hereinafter referred to as the "Corporation") in accordance with the provisions hereinafter set forth.

     Section 1. Eligibility. Participation in the Plan shall be limited to those executives of the Corporation who are designated by the Organization and Compensation Committee of the Board of Directors of the Corporation (hereinafter referred to as the "Committee") to participate in the Plan; who complete a physical examination to the satisfaction of the Corporation as soon as reasonably possible after being so designated; and who waive participation and benefits in The Lubrizol Corporation Term Life Insurance Program in a form satisfactory to the Corporation. Any executive so designated shall hereinafter be referred to as a "Participant".

     Section 2. Benefits. Upon the death of a Participant, a death benefit shall be made to the Participant's Beneficiary (as defined in Section 5) equal to a percentage of the Participant's bi-weekly salary multiplied by 26, plus quarterly pay, at the time that the Participant is designated by the Committee to participate in the Plan (hereinafter referred to as "Covered Pay"). Covered Pay for the Participants designated by the Board to participate in the Plan as of June 1, 1990 shall mean 1990 Covered Pay. The Committee will periodically review the Plan and may, at its discretion, change the level of Covered Pay for any Participant.
A death benefit shall be calculated in accordance with Paragraph
(a) or (b) below, whichever is applicable.

     (a) The amount of the death benefit payable with respect to a Participant, who at the time of his death, (i) is employed by the Corporation, or (ii) has retired under the normal retirement provisions of a qualified defined-benefit plan maintained by the Corporation, shall be as follows:
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         Age of Participant
              at Death                     Death Benefit

         Less than age 70                  250% of Covered Pay

         At least age 70, but
            less than age 75               150% of Covered Pay

         Age 75 and over                   100% of Covered Pay

     (b) The amount of the death benefit payable with respect to a Participant who (i) has retired under the early retirement provisions of a qualified defined benefit plan maintained by the Corporation, or (ii) has voluntarily terminated his employment with the Corporation but has not obtained competitive employment with another employer, shall be as follows:

         Years after
         Early Retirement or
         Voluntary Termination             Death Benefit

         0 through 5                       250% of Covered Pay

         6 through 10                      150% of Covered Pay

         11 or more                        100% of Covered Pay

     Section 3. Funding. The obligation of the Corporation to pay benefits provided hereunder shall be satisfied by the Corporation out of its general funds. In order to provide a source of payment for its obligations under the Plan, the Corporation will cause a trust fund to be maintained and/or arrange for insurance contracts. Subject to the provisions of the trust agreement governing any such trust fund or the insurance contract, the obligation of the Corporation under the Plan to provide a benefit shall nonetheless constitute the unsecured promise of the Corporation to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Corporation.

     Section 4. Payment of Benefits. Payment of any death benefit under the Plan shall be made to the deceased Participant's

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beneficiary in a single lump sum as soon as practicable after the
Participant's death.

     Section 5. Beneficiaries. A Participant may designate any person or persons as a beneficiary (hereinafter referred to as a "Beneficiary") to receive payment of the death benefit provided under the Plan. Such designation shall be made in writing in the form prescribed by the plan administrator and shall become effective only when filed by the Participant with the Corporation. A Participant may change or revoke his Beneficiary designation at any time by completing and filing with the Corporation a new Beneficiary designation. If at the time of the Participant's death there is no Beneficiary designation on file with the Corporation, or the beneficiary does not survive to the date of distribution, the death benefit provided hereunder shall be paid to the Participant's estate.

     Section 6. Plan Administrator. The Corporation shall be the administrator of the Plan. The plan administrator shall perform all ministerial functions with respect to the Plan. The plan administrator shall employ such advisors or agents as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The plan administrator shall have full power and authority to interpret and construe the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination shall be conclusive and binding on all persons.

     Section 7.  Reduction or Termination of Benefits.  The
Committee reserves the right to reduce or eliminate the benefit of any Participant who is dismissed for cause, or who voluntarily terminates employment to obtain competitive employment.

     For Plan purposes, "Cause" means (i) willful violation of a Corporation policy, or (ii) willful misconduct or gross negligence in the performance of duties, as determined by the Corporation in good faith consistently, if applicable, with its existing personnel practices.

     For Plan purposes, "Competitive employment" shall include employment with any employer (firm, business, or individual)

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engaged in selling or furnishing any product similar to that available from the Corporation at the time of termination of employment with the Corporation.

    Section 8. Employment. This Plan shall not constitute a contract of employment.

    Section 9. Severability. In the event any provision of the Plan is deemed invalid, such provision shall be deemed to be severed from the Plan, and the remainder of the Plan shall continue to be in full force and effect.

    Section 10. Governing Law. The provisions of the Plan shall be construed and enforced in accordance with the laws of the State of Ohio.

    Section 11.  Effective Date.  The Plan is effective as of
June 1, 1990.

    Executed at Wickliffe, Ohio, this  day of           , 1991.

                                 THE LUBRIZOL CORPORATION

                                 By:
                                 Title:








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                               FIRST AMENDMENT TO
                            THE LUBRIZOL CORPORATION
                          EXECUTIVE DEATH BENEFIT PLAN

     WHEREAS, The Lubrizol Corporation Executive Death Benefit Plan (hereinafter referred to as the "Plan") was established effective as of June 1, 1990, by The Lubrizol Corporation (hereinafter referred to as the "Corporation") for the benefit of certain executives of The Lubrizol Corporation; and

     WHEREAS, The Corporation desires to amend the Plan to clarify the eligibility requirements;

     NOW, THEREFORE, Effective as of June 1, 1990, the Plan is hereby amended in the respect hereinafter set forth.

1. Section 1 of the Plan is hereby amended in its entirety to read as follows:

         Section 1. Eligibility. Participation in the Plan shall be limited to those executives of the Corporation who are designated by the Organization and Compensation Committee of the Board of Directors of the Corporation (hereinafter referred to as the "Committee") to participate in the Plan;
         who complete a physical examination to the satisfaction of the Corporation as soon as reasonably possible after being so designated; and who waive participation and benefits in the basic term-life insurance coverage sponsored by the Corporation or any of its affiliates, in a form satisfactory to the Corporation. Any executive so designated shall hereinafter be referred to as a "Participant".

     EXECUTED at Wickliffe Ohio this      day of ,
1992.

                             THE LUBRIZOL CORPORATION

                             By:
                                  L. E. Coleman

                             Title:  Chief Executive Officer



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                              SECOND AMENDMENT TO
                            THE LUBRIZOL CORPORATION
                          EXECUTIVE DEATH BENEFIT PLAN

     WHEREAS, effective June 1, 1990, The Lubrizol Corporation (the "Company") established The Lubrizol Corporation Executive Death
Benefit Plan (the "Plan") for the benefit of certain executives of the Company; and

     WHEREAS, The Corporation desires to amend the Plan to update the definition of Covered Pay and to provide for an Appendix A to the Plan which shall list the current Participants in the Plan from time to time.

     NOW, THEREFORE, Effective as of January 1, 1993, the Plan is hereby amended in the respects hereinafter set forth.

1. Section 1 of the Plan is hereby amended by changing the last sentence to read as follows:

          Any executive so designated shall be listed in Appendix
          A attached hereto, and shall hereinafter be referred to as a "Participant".

2. Section 2 of the Plan is hereby amended by changing the first paragraph to read as follows:

          Upon the death of a Participant, a death benefit shall be made to the Participant's Beneficiary (as defined in Section 5) equal to a percentage of the Participant's bi-weekly salary multiplied by 26, plus quarterly (hereinafter referred to as "Covered Pay") rounded to the nearest $1,000.00. Covered Pay for the Participants designated by the Board to participate in the Plan shall have the meaning as described in Appendix A, attached hereto. The Committee will periodically review the plan and may, at its discretion, change the level of Covered Pay for any Participant. A death benefit shall be calculated in accordance with Paragraph (a) or (b) below, whichever is applicable.

     EXECUTED at Wickliffe, Ohio this  day of          ,
1993.

                                  THE LUBRIZOL CORPORATION

                                  By:
                                     L. E. Coleman

                                  Title: Chief Executive Officer
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                            THE LUBRIZOL CORPORATION
                          EXECUTIVE DEATH BENEFIT PLAN

                                   APPENDIX A
                                January 1, 1993

                 PARTICIPANT                       COVERED PAY

1    R.  A.  Andreas               January 1, 1993 Covered Pay
2.   W. G. Bares                   January 1, 1993 Covered Pay
3.   L. E. Coleman                 January 1, 1993 Covered Pay
4.   G. R. Hill                    January 1, 1993 Covered Pay
5.   R. Y. K. Hsu                  January 1, 1993 Covered Pay
6.   W. D. Manning                 January 1, 1993 Covered Pay
7    R J  Senz                     January 1  1993 Covered Pay
8.   W. T. Beargie                 June 1, 1990 Covered Pay
9.   P. L. Krug                    June 1, 1990 Covered Pay
10.  J. A. Studebaker              June 1, 1990 Covered Pay